Exhibit 10.1

AMENDMENT TO INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT TO INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment Agreement”), dated as of July 14, 2023, is made by and between Generation Asia I Acquisition Limited, a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”), and amends that certain Investment Management Trust Agreement, effective as of January 19, 2022 (the “Trust Agreement”), by and between the Company and the Trustee. Capitalized terms used but not defined in this Amendment Agreement have the meanings assigned to such terms in the Trust Agreement.

WHEREAS, following the closing of the Company’s initial public offering of 21,930,000 units, including the subsequent exercise in part of the underwriters’ over-allotment option (the “Offering”), and concurrent sales of an aggregate of 7,379,000 private placement warrants, which includes the additional private sale conducted in connection with the subsequent exercise in part of the underwriters’ over-allotment option, to Generation Asia LLC (the “Private Placement Warrants”), as of February 1, 2022, a total of $221,493,000 of the net proceeds from the Offering and the sale of the Private Placement Warrants was placed in the Trust Account;

WHEREAS, Section 1(i) of the Trust Agreement provides that the Trustee is to liquidate the Trust Account and distribute the Property in the Trust Account, including interest earned on the invested funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), only after and promptly after (x) receipt of, and only in accordance with, the terms of a Termination Letter in a form substantially similar to that attached to the Trust Agreement as Exhibit A or Exhibit B, as applicable, or (y) the later of (1) 18 months after the closing of the Offering (or up to 24 months after the closing of the Offering if an Extension has been effectuated pursuant to the terms of the Trust Agreement) and (2) such later date as may be approved by the Company’s shareholders in accordance with the Articles, if a Termination Letter has not been received by the Trustee prior to such date upon an Extension effectuated pursuant to the terms of the Trust Agreement;

WHEREAS, Section 6(c) of the Trust Agreement provides that Section 6(i) of the Trust Agreement may only be amended by a writing signed by each of the Company and the Trustee with the affirmative vote of 65% of the then outstanding Class A Ordinary Shares and Class B Ordinary Shares of the Company, voting together as a single class; and

WHEREAS, at a meeting of the shareholders of the Company held on or about the date hereof (the “Meeting”), at least 65% of the then outstanding Class A Ordinary Shares and Class B Ordinary Shares of the Company, voting together as a single class, have voted to approve this Amendment Agreement;

WHEREAS, each of the Company and the Trustee desires to amend the Trust Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.
Amendment to the Trust Agreement.
(a)
Effective as of the execution hereof, the sixth recital of the Trust Agreement is hereby amended and restated in its entirety as follows:

“WHEREAS, if the Company does not consummate its initial Business Combination within the Initial Period, the Sponsor may extend the time to consummate the Company’s initial Business Combination up to 12 times, each by a one-month period, up to a maximum of 30 months in the aggregate from the closing of the Offering (including the 18 months in the Initial Period), by depositing an amount equal to the lesser of (x) $125,000 or (y) $0.03 per Public Share multiplied by the number of Public Shares outstanding at that time into the Trust Account no later than the 18th month anniversary of the Offering, or any month thereafter through to the 30th month anniversary of the Offering (each, a “Deadline”), for each monthly extension (each, an “Extension”), up to an aggregate of $1,500,000 if the Sponsor extends the Initial Period for up to 12 times; and”

(b)
Effective as of the execution hereof, the seventh recital of the Trust Agreement is hereby amended and restated in its entirety as follows:

“WHEREAS, if the Company enters into a definitive agreement regarding its initial Business Combination within the Initial Period, the Sponsor may extend the time to consummate such initial Business Combination to 21 months in the aggregate from the closing of the Offering (including the 18 months in the Initial Period) (the “Signing Extended Period”) without depositing any fund into the Trust Account. However, if such initial Business Combination is not consummated within 21 months from the Offering, the Sponsor may extend the time to consummate the Company’s initial Business Combination up to 9 times, each by a one-month period, up to a maximum of 30 months in the aggregate from the closing of the Offering (including the 21 months in the Signing Extended Period), by depositing an amount equal to the lesser of (x) $125,000 or (y) $0.03 per Public Share multiplied by the number of Public Shares outstanding at that time into the Trust Account no later than the 21st month anniversary of the Offering, or any month thereafter through to the 30th month anniversary of the Offering (each, and together with each Deadline, an “Applicable Deadline”), for each monthly extension (each, and together with each Extension, an “Applicable Extension”), up to an aggregate of $1,125,000 if the Sponsor extends the Signing Extended Period for up to 9 times; and”

(c)
Effective as of the execution hereof, Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (which interest shall be net of taxes payable and less up to $100,000 of interest to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or (y) upon the date which is the later of (1) an Applicable Deadline, unless such Applicable Deadline is extended to the next Applicable Deadline in accordance with the Company delivering the Extension Letter (as defined below) to the Trustee pursuant to Section 1(m) below, in which case it will be the next Applicable Deadline or the 30th month anniversary of the Offering, as applicable, and (2) such later date as may be approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (which interest shall be net of taxes payable and less up to $100,000 of interest to pay dissolution expenses), shall be distributed to the Public Shareholders of record as of such date. It is acknowledged and agreed that there should be no reduction in the principal amount per share initially deposited in the Trust Account;”

(d)
Effective as of the execution hereof, Section 6(e) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by electronic mail:

if to the Trustee, to:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis E. Wolf, Jr. & Celeste Gonzalez

Email: fwolf@continentalstock.com

Email: cgonzalez@continentalstock.com

if to the Company, to:

Generation Asia I Acquisition Limited

Suite 3102, Two Exchange Square

8 Connaught Place

Central, Hong Kong

Attn: Roy Kuan

Email: rkuan@gen-mgmt.com

in each case, with copies to:

DLA Piper LLP (US)

555 Mission Street, Suite 2400

San Francisco, CA 94105-2933

Attn: Jeffrey Selman

Email: Jeffrey.Selman@us.dlapiper.com

and

Nomura Securities International, Inc.

Worldwide Plaza, 309 West 49th Street

New York, New York 10019-7316

Attention: Head of Equity Capital Markets and Solutions

and

Skadden, Arps, Slate, Meagher & Flom LLP

30/F, China World Office 2

No. 1, Jian Guo Men Wai Avenue

Beijing 100004 China

Attention: Peter X. Huang

Email: peter.huang@skadden.com”

2.
No Further Amendment. The parties hereto agree that except as provided in this Amendment Agreement, the Trust Agreement shall continue unmodified, in full force and effect and constitute legal and binding obligations of all parties thereto in accordance with its terms. This Amendment Agreement forms an integral and inseparable part of the Trust Agreement.
3.
References.
(a)
All references to the “Trust Agreement” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) in the Trust Agreement shall refer to the Trust Agreement as amended by this Amendment Agreement. Notwithstanding the foregoing, references to the date of the Trust Agreement (as amended hereby), and references in the Trust Agreement to “the date hereof,” “the date of this Trust Agreement” and terms of similar import shall in all instances continue to refer to January 19, 2022.

(b)
All references to the “amended and restated memorandum and articles of association” in the Trust Agreement (as amended by this Amendment Agreement) and terms of similar import shall mean the amended and restated memorandum and articles of association of the Company, as amended on or about the date hereof.
4.
Governing Law; Jurisdiction. This Amendment Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.
5.
Counterparts. This Amendment Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
6.
Other Miscellaneous Terms. The provisions of Sections 6(c), 6(g) and 6(i) of the Trust Agreement shall apply mutatis mutandis to this Amendment Agreement, as if set forth in full herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have duly executed this Amendment Agreement as of the date first written above.

(Signature Page to Amendment to Investment Management Trust Agreement)

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By: /s/ Francis Wolf

Name: Francis Wolf

Title: Vice President

GENERATION ASIA I ACQUISITION LIMITED

By: /s/ Roy Kuan

Name: Roy Kuan

Title: Chief Executive Officer

(Signature Page to Amendment to Investment Management Trust Agreement)